UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Safeway Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 240.0-11 and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

On July 15, 2014, Safeway Inc. (“Safeway”) sent the following email notice to its employees regarding Safeway’s 2014 Annual Meeting of Stockholders to be held on July 25, 2014.

Attention: All Safeway Companies Employees

We are planning to issue our second quarter 10-Q by July 24, 2014. We will not be hosting an earnings call or issuing a press release this quarter. Due to the timing of the Annual Meeting on July 25 and other factors, we have not yet set the time for the Quarterly Town Hall, but we plan to hold one in the near future. We will communicate a date as soon as it has been set up.

The Annual Meeting will be in a different format this year. We will not be giving a presentation with a business update as we have in the past, and as such, we will not be webcasting the meeting. Stockholders will only be voting on the proposals contained in the proxy. The meeting will be held in the Centerpointe Auditorium on the Pleasanton campus and will be available for employee viewing via live broadcast in the Centerpointe Café, Canyon Way Café, and Deer Valley Café. It will not be available for replay. A press release announcing the results will be issued shortly after the meeting has ended.

Regarding the Annual Meeting, we postponed it from May to July so we could also vote on the merger in addition to other proposals. If you are a stockholder, you should have already received your voting materials via mail or email. For those who previously elected electronic delivery of materials, the emails with voting instructions were sent around June 23 and sent again on Friday evening to all registered stockholders who have not yet voted. Please look for an email with the subject “SAFEWAY INC. Annual Meeting” from id@ProxyVote.com, and vote your shares.

Thank you for your patience and understanding throughout this process.

Additional Information and Where to Find It

In connection with the merger, Safeway filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) on June 19, 2014. Investors and security holders of Safeway are urged to read the definitive proxy statement and other relevant materials when they become available because they will contain important information about Safeway, Albertsons and the proposed transaction. The proxy statement and other relevant materials (when they become available), and any other documents filed by Safeway with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov, at Safeway’s website at www.Safeway.com or by sending a written request to Safeway at 5918 Stoneridge Mall Road, Pleasanton, California 94588, Attention: Investor Relations.

Participants in the Solicitation

Safeway and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from the stockholders of Safeway in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Safeway’s stockholders in connection with the proposed transaction and their ownership of Safeway’s common stock will be set forth in Safeway’s proxy statement for its annual meeting. Investors can find more information about Safeway’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 28, 2013, as amended, and in its definitive proxy statement filed with the SEC on Schedule 14A on June 19, 2014.